FOR IMMEDIATE RELEASE

Contact: Jamie Merrill
(972) 459-4904

Nationstar Announces Pricing of Public Offering of Common Stock

Dallas, TX (March 25, 2015) - Nationstar Mortgage Holdings Inc. (NYSE: NSM) (“Nationstar”), a leading residential mortgage services company, announced today the pricing of 17,500,000 shares of its common stock offered in an underwritten public offering for gross proceeds of approximately $500 million. Nationstar has granted the underwriters a 30 day option to purchase up to an additional 2,625,000 shares of its common stock. The underwriters may offer the shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The offering is expected to close on March 30, 2015, subject to customary closing conditions.

Subject to the successful completion of this offering, Nationstar intends to use the net proceeds from this offering for general corporate purposes, which may include future acquisitions, transfers of servicing portfolios, funding of advances and repayment of obligations, including corporate indebtedness. These acquisitions are expected to include the acquisition of $60 billion unpaid principal balance of mortgage servicing rights in process or under letters of intent as of the date of the prospectus supplement, the consummation of which is subject to definitive documentation, regulatory approvals, and/or other customary conditions.

Citigroup, Barclays and J.P. Morgan are acting as the underwriters for the offering.

This press release does not constitute an offer to sell or solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Nationstar is making the offering pursuant to Nationstar’s Registration Statement on Form S-3 (No. 333-188872) previously filed by Nationstar with the Securities and Exchange Commission (the “Commission”). The Registration Statement is effective. Copies of the applicable prospectus supplement and accompanying prospectus relating to the offering may be obtained when available by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling 800-831-9146, Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by calling 888-603-5847, or by email at barclaysprospectus@broadridge.com, J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by calling 866-803-9204, or by visiting the Commission’s website at http://www.sec.gov.

About Nationstar
Based in Dallas, Texas, Nationstar earns fees through the delivery of quality servicing, origination and transaction based services related principally to single-family residences throughout the United States. Additional corporate information is available in the investors section of www.nationstarmtg.com. Nothing on our website is included or incorporated by reference herein.

Forward-Looking Statements
Any statements in this release that are not historical or current facts, including statements regarding Nationstar’s use of proceeds, are forward-looking statements. Forward-looking statements convey Nationstar’s current expectations or forecasts of future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Nationstar’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of Nationstar’s most recent annual and quarterly reports and other required reports, as filed with the Commission, which are available at the Commission’s website at http://www.sec.gov. Unless required by law, Nationstar undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date of this press release.